Exhibit 4 (t)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                            Withdrawal Benefit Rider


This rider was issued because you selected the Withdrawal Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to the charges defined in your Contract.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

This rider guarantees an amount up to the Benefit Payment Remaining which may be withdrawn from the Contract each Benefit Year until the Benefit Base is depleted. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, the remaining Benefit Base will be distributed through the Withdrawal Benefit Payout Phase.

As used in this rider, "withdrawal" means the gross amount of a withdrawal before any applicable charges, fees or adjustments, including any applicable Market Value Adjustments.

The "Rider Date" is the date this rider was made a part of your Contract. The initial "Benefit Year" is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will be coterminous with (the same as) the Contract Year. The "Rider Fee Percentage" is used to calculate the "Rider Fee," the cost of the rider. Refer to the Rider Fee section for a description of how the cost of the rider is determined and deducted.

Rider Date: mm/dd/yyyy
Withdrawal Benefit Factor: 0.01-0.25
Rider Fee Percentage: 1.25%

The following is added to your Contract.

I.   Benefit Payment and Benefit Payment Remaining

         The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year, subject to the Benefit Base remaining. The Benefit Payment Remaining is the amount remaining in a Benefit Year, subject to the Benefit Base remaining, that you may withdraw that will reduce your Benefit Base by the exact amount of the withdrawal and will not reduce the Benefit Payment available in future Benefit Years.

         The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year. During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and associated Credit Enhancements, if applicable to your Contract) multiplied by the Withdrawal Benefit Factor and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

         On the Rider Date, the Benefit Payment is equal to the greater of:

          .    The Contract Value  multiplied by the Withdrawal  Benefit Factor;
               or

          .    The  value of the  Benefit  Payment  of the  previous  Withdrawal
               Benefit  Rider   (attached  to  your  Contract)  which  is  being
               terminated under a rider trade-in option.

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         After the Rider Date, the Benefit Payment will be increased by purchase payments (and associated Credit Enhancements, if applicable to your Contract) multiplied by the Withdrawal Benefit Factor and decreased by withdrawals as follows:

          . If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

          . If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

               .    The current Benefit Payment; or

               .    The  net  of  the  Contract  Value   immediately   prior  to
                    withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

         At our discretion, the Benefit Payment available during a Benefit Year may be increased on a non-discriminatory basis and without prior notice in order to satisfy IRS minimum distribution requirements on the Contract to which this rider is attached.

II.  Benefit Base

         The Benefit Base is used only for purposes of determining the Rider Fee and the amount remaining that may be withdrawn under the Contract as specified in this rider. It is not available as a Contract Value or Settlement Value.

         On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and associated Credit Enhancements, if applicable to your Contract) and decreased by withdrawals as follows:

          . If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

          . If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

          . The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

          . The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

         The Benefit Base may also be reduced in other situations as detailed in the Owner and Assignment of Payments or Interest section.

         If the Benefit Base is reduced to zero, this rider will terminate.

III. Rider Fee

         A Rider Fee will be deducted annually on each Contract Anniversary from each of the Variable Sub-accounts on a pro-rata basis in the proportion that your value in each Variable Sub-account bears to your total value in all Variable Sub-accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-accounts, the excess of the Rider Fee over the total value in all Variable Sub-accounts will be waived. The Rider Fee Percentage is shown on page 1 of this rider.

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         The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the rider is terminated. We will not charge a Rider Fee on the date the rider is terminated, on a date other than the Contract Anniversary, if the rider is terminated due to the Payout Start Date or terminated under Section
         IX.3. of this rider.

         The Rider Fee is calculated as follows:

          . For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve,
               multiplied  by  the  Rider  Fee   Percentage,   with  the  result
               multiplied by the Benefit Base as of the first Contract Anniversary.

          . For subsequent Contract Anniversaries, the Rider Fee is equal to the Rider Fee Percentage multiplied by the Benefit Base as of that Contract Anniversary.

         If you terminate this rider on a date other than a Contract Anniversary, we will deduct a Rider Fee from each of the Variable Sub-accounts on a pro-rata basis in the proportion that your value in each Variable Sub-account bears to your total value in all Variable Sub-accounts. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination, or if you terminate this rider during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, or if you terminate this rider during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by the Rider Fee Percentage, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination.

         The Rider Fee will be waived  during  the  Withdrawal  Benefit  Payout
         Phase.


IV.  Cancellation of the Rider

         You may cancel the rider at any time on or after the 10th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.


V.   Rider Trade-In Option

         The Rider Trade-In Option allows you to cancel this rider and immediately add a new Withdrawal Benefit Rider ("New Rider"). We may also offer other riders under this option; however, you may only select one rider under this Rider Trade-In Option. This Rider Trade-in Option is available provided all of the following conditions are met:

          . The trade-in must occur on or after the 10th calendar year anniversary of the Rider Date.

          . The New Rider will be made a part of your Contract on the date this rider is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

          . The New Rider must be a rider that we make available for use with this Rider Trade-In Option.

          . The issue requirements of the New Rider must be met as of the date the New Rider is made a part of your Contract.

         If the New Rider is a Withdrawal Benefit Rider, the New Rider must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

         Except as detailed above, this rider does not modify any other terms and conditions of the New Rider.

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VI.  Contract Value

         If, after your Contract Value is reduced to zero due to fees or withdrawals, your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase.

         Under this rider, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

VII. Withdrawal Benefit Payout Phase

         Under the Withdrawal Benefit Payout Phase the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

          . The Withdrawal Benefit Payout Start Date is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

          . No further withdrawals or purchase payments can be made after the Withdrawal Benefit Payout Start Date.

          . The Payout Start Date is the first day of the next Benefit Year. We reserve the right to allow other Payout Start Dates to be requested on a nondiscriminatory basis without prior notice.

          . Payments will be made to the Owner (or new Owner) at the end of each month starting at the end of the month following the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested in a form acceptable to us and received by us before the first payment is made. Payments will be made over a period certain equal to the Benefit Base divided by the Benefit Payment; therefore, the final payment may be reduced.

          . If your Contract is a qualified contract, meaning an individual retirement annuity qualified under Internal Revenue Code Section 408(b) or a Tax Sheltered Annuity under Internal Revenue Code
               Section 403(b), the period certain cannot exceed that which is required by Internal Revenue Code Section 401(a)(9) and regulations promulgated thereunder. Therefore, the amount of each payment under this rider may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is a qualified contract, we will not permit a change in the payment frequency or level.

          . If your Contract is a non-qualified contract, we reserve the right to allow other payment frequencies or levels to be requested on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

          . If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Owner as scheduled.

          . Once all payments scheduled have been paid, the Contract and rider will terminate.

VIII. Owner and Assignment of Payments or Interest

         If you change the Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated at this time to be the lesser of the current Contract Value and the current Benefit Base.


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IX.  Death of Owner or Annuitant

         If the Owner or Annuitant dies, then one of the following provisions will apply depending on which Option is selected under the Death of Owner or Death of Annuitant provisions of the Contract:

          1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then this rider will continue unless the new Owner elects to cancel this rider. If the rider is continued, it will remain in effect until terminated pursuant to
               Section X. below.

          2. If the Contract is continued under Option D of the Death of Annuitant provision of the Contract, then this rider will continue unless the Owner elects to cancel this rider. If the rider is continued, it will remain in effect until terminated pursuant to Section X. below.

          3. If the Contract is not continued under either 1. or 2. above, then this rider will terminate on the date we receive a complete request for settlement of the Death Proceeds.

X.   Termination of the Rider

         This rider will terminate on the earliest of the following to occur:

          .    The Benefit Base is reduced to zero;

          . On the Payout Start Date (except if the Contract enters the Withdrawal Benefit Payout Phase as defined under Section VII. of this rider);

          .    On the date the Contract is terminated;

          .    On the date the rider is cancelled;

          . On the date this rider is terminated under Section IX.3. of this rider; or

          . On the date this rider is replaced with a New Rider under the Rider Trade-In Option.

XI.  Investment Limitations for this Rider

         By adding this rider to your Contract, you agree to adhere to certain requirements related to the Investment Alternatives in which you may invest until this rider is terminated pursuant to Section X. above. The specific requirements will be determined by the Withdrawal Benefit Factor shown on Page 1 of this rider. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain Investment Alternatives. We may also require that you use an automatic portfolio rebalancing program. A current explanation and list of investment requirements is set forth in the prospectus that pertains to your Contract.

Except as amended in this rider the Contract remains unchanged.





Secretary                                   Chairman and Chief Executive Officer

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Exhbit 4 (u)


                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                        Spousal Protection Benefit Rider

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

This rider was issued because you selected the Spousal Protection Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The Rider Fee Percentage for this rider is 0.15%

The following changes are made to your Contract.


1.       Co-Annuitant

The Co-Annuitant must be your spouse. As a condition of this rider, your spouse must also be the sole Primary Beneficiary. You may change the Co-Annuitant to a new spouse at any time by providing written notice and proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

The Co-Annuitant will be deemed to be an Annuitant under the Contract during the Accumulation Phase except under the following circumstances:

.. The Death of Annuitant provision does not apply on the death of the Co-Annuitant. . The latest Payout Start Date will be determined based solely upon your age.

2.       Death of Co-Annuitant

If the Co-Annuitant dies prior to the Payout Start Date, then subject to the following conditions, the Contract will be continued according to Option D under the Death of Owner provision of your Contract:

..    The Co-Annuitant must have been your legal spouse on the date of his or her death; and

..    Option D of the  Death of Owner  provision  of your  Contract  has not been previously exercised.

The Contract may only be continued once under Option D of the Death of Owner provision.

The Spousal Protection Benefit Rider will terminate as of the date we determine the Death Proceeds.

3.       Rider Fee

A Rider Fee will be deducted annually on each Contract Anniversary from each of the Variable Sub-accounts on a pro-rata basis in the proportion that your value in each bears to your total value in all Variable Sub-accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-account. The Rider Fee for this rider is shown above.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will


LU10242                                 Page 1
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be deducted on each subsequent Contract Anniversary up to and including the date the rider is terminated.

The Rider Fee is calculated as follows:

..    For the first Contract Anniversary  following the Rider Date, the Rider Fee is equal to the number of full remaining months from the Rider Date to the Contract Anniversary, divided by twelve, multiplied by the Rider Fee Percentage, with the result multiplied by the Contract Value as of such Contract Anniversary.

..    For subsequent Contract Anniversaries,  the Rider Fee is equal to the Rider
     Fee Percentage multiplied by the Contract Value as of that Contract Anniversary.

If this Rider terminates for any reason other than death of the Co-Annuitant, death of the Owner or the or the Contract reaching the Payout Start Date, we will deduct a Rider Fee from each of the Variable Sub-accounts on a pro-rata basis in the proportion that your value in each bears to your total value in all Variable Sub-accounts. The Rider Fee will be prorated to cover the period from the last Contract Anniversary to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, divided by twelve, multiplied by the Rider Fee Percentage, with the result multiplied by the Contract Value immediately prior to termination.

4.       Termination of this Rider

You may terminate this rider upon divorce by providing written notice and proof of divorce in a form satisfactory to us. The rider will terminate on the date we accept the request. We reserve the right to allow terminations at any other time on a non-discriminatory basis. Otherwise, this Spousal Protection Benefit Rider will terminate on the earliest of the following:

.. On the date the rider is terminated under Section II, above; or . On the date the Primary Beneficiary is changed; or . Upon the death of the Owner; or . On the date the Contract is terminated; or . On the Payout Start Date.


Except as amended by this rider, the Contract remains unchanged.




Secretary                                   Chairman and Chief Executive Officer

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Exhbit 4 (v)

                         ALLSTATE LIFE INSURANCE COMPANY
                          (herein called "we" or "us")


                      Spousal Protection Benefit Rider for
                    Custodial Individual Retirement Accounts



As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

This rider was issued because you selected the Spousal Protection Benefit Rider for Custodial Individual Retirement Accounts. This rider modifies the benefit provided by the Contract, to the extent described below, and the charge for this rider is in addition to charges defined in the Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of the Contract: xx/xx/xxxx

The Rider Fee Percentage for this rider is 0.00%

If the Owner (and Beneficiary, if applicable) of the Contract is a custodian or trustee of an Individual Retirement Account ("the IRA") established pursuant to Internal Revenue Code Section 408(a), then the following changes are made to your Contract.

1.       Co-Annuitant

The Annuitant must be the beneficial owner of the IRA. The beneficial owner is the individual for whose exclusive benefit the IRA was created. The Co-Annuitant must be the legal spouse of the Annuitant. As a condition of this rider, the Co-Annuitant is the sole beneficiary of the IRA. The Owner may change the Co-Annuitant to a new spouse of the Annuitant at any time by providing written notice and proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date the Owner signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under this Contract.

The Co-Annuitant will be deemed to be an Annuitant under the Contract during the Accumulation Phase except under the following circumstances:

.. The Death of Annuitant provision does not apply on the death of the Co-Annuitant. . The latest Payout Start Date will be determined based solely upon the Annuitant's age. . The Co-Annuitant is not considered a beneficial owner of the IRA.


II.      Conditions for Enforceability

Conditions for enforcing the Spousal Protection Benefit Rider for Custodial Individual Retirement Accounts:

..    The Annuitant  must be the  beneficial  owner of the IRA at the time of the
     Co-Annuitant's death; and

..    We have made no income payments under an Income Plan; and

..    We have received proof  satisfactory to us that the  Co-Annuitant has died;
     and

..    The Owner  provides  us with a signed  certification  upon the death of the
     Co-Annuitant that the Co-Annuitant is the sole beneficiary of the IRA and the legal spouse of the Annuitant.


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Any benefits provided under this rider are only payable when the Conditions for
Enforceability are met.

III.     Death of Co-Annuitant

If all of the conditions in Section II, above, are satisfied, then Section III, Death of Co-Annuitant applies. If the Co-Annuitant dies prior to the Payout Start Date, then subject to the following conditions, the Contract will be continued according to Option D under the Death of Owner provision of the
Contract:

..    The  Co-Annuitant  must have been the legal spouse of the  Annuitant on the date of his or her death; and

..    The Owner may not thereafter name a new Co-Annuitant; and

..    The custodian or trustee of the IRA must remain Owner of the Contract; and

..    The Contract may only be continued once.

This rider will terminate as of the date we determine the Death Proceeds.

IV.      Rider Fee

A Rider Fee will be deducted annually on each Contract Anniversary from each of the Variable Sub-accounts on a pro-rata basis in the proportion that your value in each bears to your total value in all Variable Sub-accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-account. The Rider Fee for this rider is shown on page 1 of this rider.

         The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the rider is terminated.

         The Rider Fee is calculated as follows:

          . For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full remaining months from the Rider Date to the Contract Anniversary, divided by twelve, multiplied by the Rider Fee Percentage, with the result multiplied by the Contract Value as of such Contract Anniversary.

          . For subsequent Contract Anniversaries, the Rider Fee is equal to the Rider Fee Percentage multiplied by the Contract Value as of that Contract Anniversary.

         If this Rider terminates for any reason other than death of the Co-Annuitant, death of the Annuitant or the Contract reaching the Payout Start Date, we will deduct a Rider Fee from each of the Variable Sub-accounts on a pro-rata basis in the proportion that your value in each bears to your total value in all Variable Sub-accounts. The Rider Fee will be prorated to cover the period from the last Contract Anniversary to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, divided by twelve, multiplied by the Rider Fee Percentage, with the result multiplied by the Contract Value immediately prior to termination. Rider Fees under this Contract are non-refundable.

V.       Termination of this Rider

The Owner may terminate this rider upon the divorce of the Annuitant and Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate this rider by providing written notice in a form satisfactory to us of a change in the beneficiary of the IRA. The rider will terminate on the date we accept the request. We reserve the right to allow terminations at any other time on a non-discriminatory basis. Otherwise, this Spousal Protection Benefit Rider for Custodial Individual Retirement Accounts will terminate on the earliest of the following:


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..    On the date the rider is terminated under Section III, above; or

..    Upon the death of the Annuitant; or

..    On the date the Contract is terminated; or

..    On the Payout Start Date.


Except as amended by this rider, the Contract remains unchanged.





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